SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 10, 2006

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As described more in Item 5.02 below, on August 10, 2006, the Board of Directors (“Board”) of ON Semiconductor Corporation (“Company”) elected Phil D. Hester to the Board. In connection with this election, the Board granted Mr. Hester, effective September 5, 2006, a stock option (“Stock Option”). The information provided in response to Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On and effective August 10, 2006 the Board of the Corporation (1) elected Mr. Hester to serve as a Class III Director of the Board, and (2) appointed Mr. Hester to the Corporate Governance and Executive Committee of the Board. As a Class III Director, Mr. Hester’s term will expire in 2008 or until a successor is duly elected and qualified, or until the earlier of his resignation, removal or disqualification.

Since September 2005, Mr. Hester has been the Chief Technology Officer at Advanced Micro Devices, Inc. (“AMD”), a global provider of microprocessor solutions for computing, communications and consumer electronic markets. Since approximately mid-2006, Mr. Hester has also been a Senior Vice President of AMD. From September 2005 to approximately mid-2006, Mr. Hester was a Vice President of AMD. In his positions with AMD, Mr. Hester is responsible for, among other things, setting the architectural and product strategies and plans for AMD’s microprocessor business. He also chairs the AMD Technology Council. Mr. Hester was a co-founder of Newisys, which is now a Sanmina-SCI company. From July 2000 to September 2005, Mr. Hester was the Chief Executive Officer of Newisys. Prior to July 2000, Mr. Hester spent 23 years at IBM serving in a variety of key leadership and executive technical roles. While at IBM, Mr. Hester led a number of system technology development efforts, including the RS/6000, and served as one of 15 members of the IBM Corporate Technology Council. Mr. Hester has over 30 years of system design and enterprise computing experience.

As noted in Item 1.01 above, in connection with Mr. Hester’s election to the Board, the Board granted him, effective September 5, 2006, a Stock Option to purchase 20,000 shares of common stock of the Company. This non-qualified Stock Option is pursuant to the Company’s 2000 Stock Incentive Plan and will be subject to a separate stock option agreement. The Stock Option will vests annually on a pro rata basis over a three-year period beginning on the first anniversary of the grant date and the exercise price will be the closing price of the Company’s common stock on Nasdaq on September 5, 2006.

Attached to this Current Report, as Exhibit 99.1, is a copy of the news release for ON Semiconductor Corporation dated August 11, 2006 titled “Phil D. Hester Joins the ON Semiconductor Board of Directors.” The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

Exhibit No.	Description
99.1	News release for ON Semiconductor Corporation dated August 11, 2006, titled “Phil D. Hester Joins the ON Semiconductor Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: August 11, 2006	By:	/s/ DONALD A. COLVIN
	Name:	Donald A. Colvin
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release for ON Semiconductor Corporation dated August 11, 2006, titled “Phil D. Hester Joins the ON Semiconductor Board of Directors”

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